Exhibit 10.8

AFFYMAX, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN
OFFERING DOCUMENT

Adopted by the Board of Directors:                        , 2006

        In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the Affymax, Inc. 2006 Employee Stock Purchase Plan.

1.    GRANT; OFFERING DATE.

  (a)
  The Board hereby authorizes a series of Offerings pursuant to the terms of this Offering document.

  (b)
  The first Offering hereunder (the "Initial Offering") shall begin on the date the Common Stock is first offered to the public under a registration statement declared effective under the Securities Act and shall end on [October 31, 2008], unless terminated earlier as provided below. The Initial Offering shall consist of [four] ([4]) Purchase Periods, with the first Purchase Period ending on [April 30, 2007], the second Purchase Period ending on [October 31, 2007], the third Purchase Period ending on [April 30, 2008], and the fourth Purchase Period ending on [October 31, 2008].

  (c)
  After the Initial Offering commences, a concurrent Offering shall begin on [May 1] and [November 1] each year after [2006] over the term of the Plan and shall be approximately [twenty-four] ([24]) [months] in duration. Each Offering shall consist of [four] ([4]) Purchase Periods each of which shall be approximately six (6) months in length ending on or about [April 30] and [October 31] each year. Except as provided below, a Purchase Date is the last day of a Purchase Period or of an Offering, as the case may be.

  (d)
  Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

  (e)
  Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.

  (f)
  Notwithstanding anything in this Section 1 to the contrary, if on the first day of a new Purchase Period during the Offering the Fair Market Value of a share of Common Stock is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then that Offering shall immediately terminate. Participants in the terminated Offering shall automatically be enrolled in the new Offering that starts on or about such day.

2.    ELIGIBLE EMPLOYEES.

  (a)
  Each Eligible Employee, who has been an Employee for a continuous period of at least [three] ([3]) [months] ending on the Offering Date of an Offering hereunder and is either (i) an employee of the Company; (ii) an employee of a Related Corporation incorporated in the United States; or (iii) an employee of a Related Corporation that is not incorporated in the United States, provided that the Board has designated the employees of such Related Corporation as eligible to participate in the Offering, shall be granted a Purchase Right on the Offering Date of such Offering.

  (b)
  Each person who first becomes an Eligible Employee during an Offering shall not be able to participate in such Offering.

  (c)
  Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering:

  (i)
  Employees whose customary employment is twenty (20) hours per week or less or five (5) months per calendar year or less;

  (ii)
  five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 5(c) of the Plan; or

  (iii)
  Employees in jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.

3.    PURCHASE RIGHTS.

  (a)
  Subject to the limitations herein and in the Plan, a Participant's Purchase Right shall permit the purchase of the number of shares of Common Stock purchasable with up to [fifteen] percent ([15]%) of such Participant's Earnings paid during the period of such Offering beginning immediately after such Participant first commences participation; provided, however, that no Participant may have more than [fifteen] percent ([15]%) of such Participant's Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as Employee Stock Purchase Plans.

  (b)
  For Offerings hereunder, "Earnings" means the base compensation paid to a Participant, including all salary, wages (including amounts elected to be deferred by such Participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Related Corporation), but excluding all overtime pay, commissions, bonuses, and other remuneration paid directly to such Participant, profit sharing, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a Related Corporation under any employee benefit plan, and similar items of compensation.

  (c)
  Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date in an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.

  (d)
  The maximum aggregate number of shares of Common Stock available to be purchased by all Participants under an Offering shall be the number of shares of Common Stock remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under all concurrent Offerings would exceed the maximum aggregate number of shares available, the Board shall make a uniform and equitable allocation of the shares available. Any Contributions not applied to the purchase of available shares of Common Stock shall be refunded to the Participants without interest.

  (e)
  Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased on any single Purchase Date by all Eligible Employees under all ongoing Offerings shall not exceed [one hundred thousand] ([100,000]) (pre-split) shares. If the aggregate number of shares of Common Stock to be purchased upon the exercise of all outstanding Purchase Rights on a single Purchase Date would exceed such limit, the Board shall make a uniform and equitable allocation of the shares available. Any Contributions not applied to the purchase of available shares of Common Stock shall be refunded to the Participants without interest.

4.    PURCHASE PRICE.

        The purchase price of shares of Common Stock under the Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the applicable Purchase Date. For the Initial Offering, the Fair Market Value of the shares of Common Stock at the time when the Offering commences shall be the price per share at which shares are first sold to the public in the Company's initial public offering as specified in the final prospectus for that initial public offering.

5.    PARTICIPATION.

  (a)
  An Eligible Employee may elect to participate in an Offering on the Offering Date. An Eligible Employee may enroll in only one Offering at a time. An Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of [fifteen] percent ([15]%). Except as provided in Section 5(e), a Participant may participate only by way of payroll deductions.

  (b)
  A Participant may increase his or her participation level once during a Purchase Period. A Participant may increase his or her participation level effective in a subsequent Purchase Period. In addition, a Participant may decrease (including a decrease to zero percent (0%)) his or her participation level no more than twice during a Purchase Period (and the second decrease in participation level must be to zero percent (0%)). Any such change in participation level shall be made by delivering a notice to the Company or a designated Related Corporation in such form as the Company provides prior to the ten (10) day period

    (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the payroll date for which it is to be effective.

  (c)
  A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant on any prior Purchase Date) without interest, at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Related Corporation in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.

  (d)
  Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the shares reserved under the Plan that are subject to the Offering has been filed by the Company and has become effective.

  (e)
  If the provisions of Section 5(d) are applicable, the Company shall establish such procedures as will enable the purposes of the Plan to be satisfied while complying with applicable securities laws. Such procedures may include, for example, allowing Participants to participate other than by means of payroll deduction and/or allowing Participants to increase their level of participation during a Purchase Period. Except as otherwise provided by the Company pursuant to the preceding sentence, for the initial Purchase Period ending [April 30, 2007], no payroll deductions shall be required from the Eligible Employee until such time as the Eligible Employee affirmatively elects to commence such payroll deductions following the Eligible Employee's receipt of the Securities Act prospectus for the Plan. Each Eligible Employee shall automatically be enrolled in such initial Purchase Period with a contribution rate equal to [fifteen] percent ([15]%) of Earnings and will have a limited opportunity to make all or part of the contributions in a lump sum payment prior to the end of the initial Purchase Period rather than through payroll deductions. To the extent that the Eligible Employee's payroll deductions for such initial Purchase Period are less than [fifteen] percent ([15]%) of Earnings paid to the Eligible Employee during such initial Purchase Period, the Eligible Employee may make an additional cash payment at any time on or prior to [April 20, 2007] in order to fund the purchase of shares of Common Stock purchased on behalf of the Eligible Employee on such initial Purchase Date.

6.    PURCHASES.

        Subject to the limitations contained herein, on each Purchase Date, each Participant's Contributions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.

7.    NOTICES AND AGREEMENTS.

        Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company (including documents delivered in electronic form, if authorized by the Committee), and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

8.    EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

        The Purchase Rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.

9.    OFFERING SUBJECT TO PLAN.

        Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

* * * *